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                                                                      EXHIBIT 24
                                POWER OF ATTORNEY
                        Directors and Certain Officers of
                                    TRW Inc.

THE UNDERSIGNED Directors and Officers of TRW Inc., an Ohio corporation (the "Corporation"), which anticipates filing with the Securities and Exchange Commission, Washington, D.C. (the "Commission"), under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), a Registration Statement for the purpose of registering under the Securities Act debt securities of the Corporation, shares of the Corporation's Common Stock, and warrants to purchase debt securities or shares of the Corporation's Common Stock in an aggregate initial offering price (including, in the case of warrants for which separate consideration is payable upon issuance of underlying securities, the price of securities issued upon exercise of warrants) which shall not exceed U.S.$1 billion (or the equivalent thereof in foreign currencies or any combination thereof), hereby constitute and appoint D. B. Goldston, W. B. Lawrence, D. F. Menz, K. A. Weigand and J. L. Manning, Jr., and each of them, as attorneys for the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to prepare or cause to be prepared, to execute, file and register such Registration Statement and any and all supplements, amendments (including post-effective amendments) and exhibits thereto and any and all applications and other documents to be filed with the Commission or elsewhere pertaining to the registration of such debt securities, shares of the Corporation's Common Stock, and warrants, including, without limitation, any reports to be filed under the Securities Exchange Act of 1934, as amended, with full power and authority to do and perform any and all acts and things and execute any and all documents and instruments which such attorneys may deem necessary and appropriate in connection with the registration.

EXECUTED the dates set forth below.
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
/s/ J. T. Gorman                           /s/ P. S. Hellman                         /s/ C. G. Miller
-----------------------------              --------------------------                ---------------------------
J. T. Gorman,                              P.S. Hellman,                             C. G. Miller,
Chairman of the Board,                     President, Chief Operating                Executive Vice President
Chief Executive Officer                    Officer and Director                      and Chief Financial Officer
and Director                               February 11, 1998                         February 11, 1998
February 11, 1998

/s/ T. A. Connell                          /s/ M. H. Armacost                        /s/ M. Feldstein
-----------------------------              --------------------------                ---------------------------
T. A. Connell, Vice President              M. H. Armacost, Director                  M. Feldstein, Director
and Controller                             February 11, 1998                         February 11, 1998
February 11, 1998

/s/ R. M. Gates                            /s/ C. H. Hahn                            /s/ G. H. Hellmeier
-----------------------------              --------------------------                ---------------------------
R. M. Gates, Director                      C. H. Hahn, Director                      G. H. Hellmeier, Director
February 11, 1998                          February 11, 1998                         February 11, 1998

/s/ K. N. Horn                             /s/ E. B. Jones                           /s/ W. S. Kiser
-----------------------------              --------------------------                ---------------------------
K. N. Horn, Director                       E. B. Jones, Director                     W. S. Kiser, Director
February 11, 1998                          February 11, 1998                         February 11, 1998

/s/ D. B. Lewis                            /s/ J. T. Lynn                            /s/ L. M. Martin
-----------------------------              --------------------------                ---------------------------
D. B. Lewis, Director                      J. T. Lynn, Director                      L. M. Martin, Director
February 11, 1998                          February 11, 1998                         February 11, 1998

/s/ J. D. Ong                              /s/ R. W. Pogue
-----------------------------              --------------------------
J. D. Ong, Director                        R. W. Pogue, Director
February 11, 1998                          February 11, 1998

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